Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Art's-Way Manufacturing Co., Inc.

Armstrong, Iowa

We hereby consent to the incorporation by reference in the Registration Statements on Form S‐8 (No. 333-169972, No. 333-173914, and No. 333-238469) of Art's-Way Manufacturing Co., Inc. of our report dated February 17, 2022, relating to the consolidated financial statements for the years ended November 30, 2021 and 2020, which appears in Art's-Way Manufacturing Co., Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

February 17, 2022